EX-99.B8


                                CUSTODY AGREEMENT


            THIS AGREEMENT is made as of the 19th day of October, 1998 by and between The Bank of New York, a New York corporation authorized to do a banking business ("Custodian"), and Nations Fund, Inc., a Maryland corporation (the "Company").

                               W I T N E S S E T H

            WHEREAS, the Company is a registered open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Company desires to retain Custodian to serve as custodian for the Company, on behalf of its portfolios listed on Schedule I (individually a "Fund" and collectively the "Funds") and to provide the services described herein, and Custodian is willing to serve and to provide such services; and

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and Custodian hereby agree as follows:

      1. Appointment. The Company hereby appoints Custodian to act as custodian of its portfolio securities, cash and other property on the terms set forth in this Agreement. Custodian accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 23 hereof. Custodian agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.

      The Company may from time to time issue separate series or classes, and classify and reclassify shares of any such series or class. The Company shall promptly specify to Custodian in writing such series or classes, or any reclassification and thereafter Custodian shall identify to each such series or class Property, as hereinafter defined, belonging to such series or class, and such reports, confirmations and notices to the Company as are called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.

      2. Delivery of Documents. The Company has furnished Custodian with copies properly certified or authenticated of each of the following:

            (a) resolutions of the Company's Board of Directors authorizing the appointment of Custodian as custodian of portfolio securities, cash and other property of the Company, respectively, and approving and consenting to this Agreement;

            (b) schedules identifying and containing the signatures of all of the Company's officers and any other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Funds of the Company;

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            (c) the Company's current Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), as filed with the Securities and Exchange Commission (the "SEC"), relating to shares of beneficial interest of the Company, without par value (the "Shares");

            (d) the current prospectuses and statement of additional information of each of the Funds, including all amendments and supplements thereto (the "Prospectuses"); and

            (e) a copy of the opinion of counsel for the Company, filed with the SEC as part of the Company's current registration statement.

            The Company will furnish Custodian from time to time with copies, properly certified or authenticated, of all amendments of or supplements to any of the foregoing, if any.

      3.    Definitions.

            (a) "Authorized Person". As used in this Agreement, the term "Authorized Person" means any of the Company's officers, and any other person, whether or not any such person is an officer or employee of the Company, duly authorized by the Board of Directors of the Company to give Oral and Written Instructions to Custodian on behalf of the Company and listed on a schedule provided to Custodian pursuant to Section 2 of this Agreement. Authorized Persons duly authorized by the Board of Directors of the Company to buy and sell foreign currency on a spot and forward basis and options to buy and sell foreign currency are denoted by an asterisk thereon.

            (b) "Book-Entry System". As used in this Agreement, the term "Book-Entry System" means the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees and any book-entry system maintained by a clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934 (the "1934 Act").

            (c) "Composite Currency Unit". Shall mean the European Currency Unit or any other composite unit consisting of the aggregate of specified amounts of specified Currencies as such unit may be constituted from time to time.

            (d) "Currency". Shall mean money denominated in a lawful currency of any country or the European Currency Unit.

            (e) "FX Transaction". Shall mean any transaction for the purchase by one party of an agreed amount in one Currency against the sale by it to the other party of an agreed amount in another Currency.

            (f) "Instructions". Shall mean instruction communications transmitted by appropriately safeguarded (whether by password protection or other means) electronic or telecommunications media including but not limited to S.W.I.F.T., LASER, computer-to-computer interface, dedicated transmission line and tested telex.

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            (g) "Oral Instructions". As used in this Agreement, the term "Oral
Instructions" means oral instructions actually received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

            (h) "Officer's Certificate". The term "Officer's Certificate" as used in this Agreement means instructions delivered by hand, mail, tested telegram, cable, telex, or facsimile sending device, and actually received by Custodian signed or reasonably believed by Custodian to be signed by two officers of the Company listed on a schedule provided to Custodian pursuant to
Section 2 of this Agreement.

            (i) "Property". The term "Property", as used in this Agreement, means:

                  (i) any and all securities and other property of the Company which the Company may from time to time deliver to Custodian, as applicable, or which Custodian may from time to time hold for the Company;

                  (ii) all income in respect of any securities or other property described in immediately preceding clause (i);

                  (iii) all proceeds of sales of any of such securities or other property described in preceding clause (i) actually received by Custodian; and

                  (iv) proceeds of the sale of Shares received by Custodian from time to time from or on behalf of the Company.

            (j) "Securities Depository". As used in this Agreement, the term "Securities Depository" shall mean The Depository Trust Company, a clearing agency registered with the SEC or its successor or successors and its nominee or nominees; and shall also mean any other registered clearing agency, its successor or successors specifically identified in a certified copy of a resolution of the Company's Board of Directors approving deposits by Custodian therein.

            (k) "Written Instructions". As used in this Agreement, "Written Instructions" means instructions delivered by hand, mail, tested telegram, cable, telex, or facsimile sending device, and actually received by Custodian, signed or reasonably believed by Custodian to be signed by an appropriate number of Authorized Person(s), and the term Written Instructions shall also include Instructions, except that Instructions need not be signed or reasonably believed to be signed by any Authorized Person(s) where such Instructions are transmitted by Software pursuant to Paragraph 26A. A fax receipt or comparable confirmation of transmission of any Written Instructions shall be deemed evidence of actual receipt by Custodian.

      4. Delivery and Registration of the Property. The Company shall deliver or cause to be delivered to Custodian all securities and all monies owned by the Funds, including cash received for the issuance of Shares, at any time during the period of this Agreement, except for securities and monies to be delivered to any sub-custodian appointed, with approval of the Company, by Custodian pursuant to Paragraphs 7, 27, or 28(g) hereof. Custodian will not be responsible for such securities and such monies until actually received by it. All securities delivered to Custodian or any such sub-custodian (other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of a Fund or in the name of Custodian or any nominee of Custodian (with or without indication of fiduciary status) or in the name of any sub-custodian or any nominee of such sub-custodian appointed, with approval of the Company, pursuant to Paragraphs 7, 27, or 28(g) hereof or shall be properly endorsed and in form for transfer satisfactory to Custodian.

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      5. Voting and Other Rights. With respect to all securities, however registered, it is understood that the voting and other rights and powers shall be exercised by the Company. Custodian's only duty with respect to such rights shall be to mail to the Company within two (2) business days following receipt by Custodian any documents received by Custodian as custodian, including notices of corporate action, proxies, proxy soliciting materials and offering circulars, with any elections or proxies for securities registered in a nominee name executed by such nominee. In addition, Custodian shall provide notice of Custodian's receipt of such documents by electronic means (e.g., posting notice on LASER), as agreed between the parties. Where warrants, options, tenders or other securities have fixed expiration dates, the Company understands that in order for Custodian to act, Custodian must receive the Company's instructions at its offices in New York, addressed as Custodian may from time to time request, by no later than noon (New York City time) at least one (1) business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as Custodian may reasonably notify the Company). Absent Custodian's timely receipt of such instructions, such instructions will expire without liability to Custodian. Custodian shall have no duty to forward to the Company any annual, quarterly or special reports issued by companies whose securities are held by Custodian hereunder.

      6. Receipt and Disbursement of Money.

            (a) Custodian shall open and maintain a custody account for each Fund of the Company, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement, and, subject to Paragraphs 7, 27, or 28(g) hereof, shall hold in such account, subject to the provisions hereof, all cash received by it from or for the Funds. Custodian shall make payments of cash to, or for the account of, each Fund from such cash only (i) for the purchase of securities for the Funds as provided in Paragraph 14 hereof; (ii) upon receipt of an Officer's Certificate for the payment of dividends or other distributions on or with respect to Shares, or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which are to be borne by the Funds under the terms of this Agreement and, with respect to each Fund, and under the terms of any investment advisory agreements, administration agreements or distribution agreements; (iii) upon receipt of Written Instructions for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Funds and held by or to be delivered to Custodian; (iv) to a sub-custodian pursuant to Paragraphs 7, 27, or 28(g) hereof; or (v) for the redemption of Shares; or (vi) upon receipt of an Officer's Certificate for other corporate purposes.

            (b) Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as Custodian for the Funds.

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      7.    Receipt of Securities.

            (a) Except as provided by Paragraphs 7(c), 8, 27, or 28(g) hereof, and except as otherwise directed by Oral or Written Instructions described in Paragraph 11 hereof, Custodian shall hold and physically segregate in a separate account with respect to each Fund, identifiable from those of any other person, all securities and non-cash property received by it for the Funds. All such securities and non-cash property are to be held or disposed of by Custodian for each Fund pursuant to the terms of this Agreement. In the absence of Written Instructions accompanied by a certified resolution authorizing the specific transaction by the Company's Board of Directors, and subject to Paragraph 25 hereof, Custodian shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except in accordance with the express terms provided for in this Agreement. In no case may any director, officer, employee or agent of the Company withdraw any securities. In connection with its duties under this Paragraph 7(a), Custodian may enter into sub-custodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by Custodian for the account of a Fund pursuant to this Agreement, provided Custodian obtains the prior written approval of the Company to any such sub-custody arrangement. Custodian will provide the Company with a copy of each sub-custodian agreement it executes pursuant to this Paragraph 7(a). Custodian shall be liable for acts or omissions of any such sub-custodian selected by it pursuant to this Paragraph 7(a), under the standards of care provided for herein, except for any such sub-custodian engaged at the specific direction of the Funds. Notwithstanding anything herein to the contrary, this Paragraph 7(a) shall not apply to Custodian's engagement of foreign sub-custodians, which shall instead be governed by Paragraph 27 hereof.

            (b) Promptly after the close of business on each day, Custodian shall furnish the Company with confirmations and a summary of all transfers to or from the account of each Fund during said day. Where securities are transferred to the account of any Fund established at a Securities Depository or the Book Entry System pursuant to Paragraph 8 herein, Custodian shall also, by book-entry or otherwise, identify as belonging to such Fund the quantity of securities in a fungible bulk of securities registered in the name of Custodian (or its nominee) or shown in Custodian's account on the books of a Securities Depository or the Book-Entry System. At least monthly and from time to time, Custodian shall furnish the Company with a detailed statement of the Property held for each Fund under this Agreement.

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            (c) Notwithstanding any provision elsewhere contained herein,
Custodian shall not be required to obtain possession of any instrument or certificate representing any futures contract, any option, or any futures contract option until after it shall have determined, or shall have received an Officer's Certificate from the Company stating that any such instruments or certificates are available. The Company shall deliver to Custodian such an Officer's Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, Custodian shall comply with the 1940 Act in connection with the purchase, sale, settlement, closing out or writing of futures contracts, options, or futures contract options by making payments or deliveries specified in such Officer's Certificates or Written Instructions received by Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer, or futures commission merchant of a statement or confirmation reasonably believed by Custodian to be in the form customarily used by brokers, dealers, or future commission merchants with respect to such futures contracts, options, or futures contract options, as the case may be, confirming that the same is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of Custodian (or any nominee of Custodian) as Custodian for the Fund, provided, however, that notwithstanding the foregoing, and subject to Paragraph 13(b) hereof, payments to or deliveries from any margin account, and payments with respect to future contracts, options, or future contract options to which a margin account relates, shall be made in accordance with the terms and conditions of the Company's relevant margin account agreement. Whenever any such instruments or certificates are available, Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any futures contract, option, or futures contract option for which such instruments or such certificates are available against the delivery to Custodian of such instrument or such certificate, and deliver any futures contract, option or futures contract option for which such instruments or such certificates are available only against receipt by Custodian of payment therefor. Any such instrument or certificate delivered to Custodian shall be held by Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

      8. Use of Securities Depository or the Book-Entry System. The Company shall deliver to Custodian a certified resolution of the Board of Directors of the Company approving, authorizing and instructing Custodian on a continuous and ongoing basis until instructed to the contrary by Written Instructions (i) to deposit in a Securities Depository or the Book-Entry System all securities of the Funds held hereunder eligible for deposit therein and (ii) to utilize a Securities Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation settlements of purchases and sales of securities by the Funds, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. Without limiting the generality of such use, the following provisions shall apply thereto:

            (a) Securities and any cash of the Funds deposited by Custodian in a Securities Depository or the Book-Entry System will at all times be segregated from any assets and cash controlled by Custodian in other than a fiduciary or custodian capacity. Subject to Paragraph 28(m) hereof, Custodian and its sub-custodians, if any, will pay out money only upon receipt of securities and will deliver securities only upon receipt of money, absent Written Instructions to the contrary.

            (b) All books and records maintained by Custodian that relate to the Funds' participation in a Securities Depository or the Book-Entry System will at all times during Custodian's regular business hours be open to inspection by the Company's duly authorized employees or agents and the Company's independent auditors in accordance with applicable regulations, it being understood, however, that such records may be kept in an off site Custodian storage location and the Company will be furnished with all information in respect of the services rendered to it as it may require.

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            (c) Custodian will provide the Company with copies of any report obtained by Custodian on the system of internal accounting control of the Securities Depository or Book-Entry System promptly after receipt of such a report by Custodian. Custodian will also provide the Company with such reports on its own system of internal control as the Company may reasonably request from time to time.

      9. Instructions Consistent With the Charter, Etc. Unless otherwise provided in this Agreement, Custodian shall act only upon Officer's Certificates, Oral Instructions and/or Written Instructions. Custodian may assume that any Officer's Certificate, Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with any provision of the Charter or Code of Regulations or any resolution of the Company's Board of Directors, or any committee thereof. Custodian shall be entitled to rely upon any Oral Instructions or Written Instructions actually received by Custodian pursuant to this Agreement, and upon any certificate, oral instructions, or written instructions reasonably believed by Custodian to be an Officer's Certificate, Oral Instructions or Written Instructions. The Company agrees to forward to Custodian Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Custodian at the close of business of the same day that such Oral Instructions are given to Custodian. The Company agrees that the fact that such confirming Written Instructions are not received by Custodian shall in no way affect the validity of any of the transactions authorized by the Company by giving Oral Instructions, and that Custodian's records with respect to the content of Oral Instructions shall be controlling.

      10. Transactions-Not Requiring Instructions. Custodian is authorized to take the following action without Oral Instructions, Written Instructions, or an Officer's Certificate:

            (a) Collection of Income and Other Payments. Custodian shall, subject to Paragraph 28(f) hereof:

                  (i) Collect and receive for the account of any Fund, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of any Fund, and promptly advise the Company of such receipt and shall credit such income, as collected, to such Fund of the Company. From time to time, Custodian may elect, but shall not be so obligated, to credit the account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, Securities Depository, broker or other agent employed by the Company or Custodian. Any such crediting and posting shall be at the Company's sole risk, and Custodian shall be authorized to reverse (A) any such advance posting in the event it does not receive good funds from any such payor, central depository, Securities Depository, broker or agent, and (B) any other payment or crediting, including, without limitation, payments made by check or draft, in the event it does not receive good funds or final payment;

                  (ii) With respect to securities of foreign issue, and subject to Paragraph 27 hereof, effect collection of dividends, interest and other income, and to promptly transmit to the Company all reports, written information or notices actually received by Custodian as Custodian, including notices of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings affecting such securities, or any default in payments due thereon. It is understood, however, that Custodian shall be under no responsibility for any failure or delay in effecting such collections or giving such notice with respect to securities of foreign issue, regardless of whether or not the relevant information is published in any financial service available to it unless such failure or delay is due to Custodian's own negligence. Collections of income in foreign currency are, to the extent possible, to be converted into United States dollars unless otherwise instructed in writing, and in effecting such conversion Custodian may use such methods or agencies as it may see fit, including the facilities of its own foreign division at customary rates. All risk and expenses incident to such collection and conversion are for the account of the Funds and Custodian shall have no responsibility for fluctuations in exchange rates affecting any such conversions;

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                  (iii) Endorse and deposit for collection in the name of the
Company and each of its Funds, checks, drafts, or other orders for the payment of money on the same day as received;

                  (iv) Receive and hold for the account of each of the Fund's securities received by the Funds as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Funds held by Custodian hereunder;

                  (v) Present for payment and collect the amount payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable, but, with respect to calls, early redemptions, or early retirements, only if Custodian either (i) receives a written notice of the same or (ii) notice of the same appears in one or more of the publications then listed in Schedule II hereto, which Schedule may be amended to add other publications at any time by Custodian without prior notice to or consent from the Company and which may be amended to delete a publication with the prior notice and consent from the Company;

                  (vi) Subject to Paragraphs 28(e) and (f) hereof, take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts and other negotiable instructions; and

                  (vii) With respect to domestic securities, to exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised by the Company or the investment adviser to the Company of an earlier call for redemption, against payment therefor in accordance with accepted industry practice. When fractional shares of stock of a declaring corporation are received as a stock distribution, Custodian is authorized to sell the fraction received and credit the Company's account. Unless specifically instructed to the contrary in writing, Custodian is authorized to exchange securities in bearer form for securities in registered form. If any Property registered in the name of a nominee of Custodian is called for partial redemption by the issuer of such Property, Custodian is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by Custodian in its reasonable discretion.

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            (b) Miscellaneous Transactions. Custodian is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                  (i) for examination by a broker selling for the account of the Company in accordance with street delivery custom;

                  (ii) for the exchange for interim receipts or temporary securities for definitive securities;

                  (iii) for transfer of securities into the name of the Funds or Custodian or a nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to Custodian.

      11. Transactions Requiring Instructions. Upon receipt of Oral or Written Instructions, and not otherwise, Custodian, directly or through the use of a Securities Depository or the Book-Entry System, shall:

            (a) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Funds as owners of any securities may be exercised;

            (b) deliver any securities held for any Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

            (c) deliver any securities held for any Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of such certificates or deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

            (d) make such transfers or exchanges of the assets of any Fund and take such other steps as shall be stated in said instructions to be for the purposes of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Funds;

            (e) subject to Paragraph 25(b) hereof, release securities belonging to any Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by such Fund; provided, however, that securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

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            (f) deliver any securities held for any Fund upon the exercise of a covered call option written by such Fund on such securities;

            (g) release and deliver securities owned by a Fund in connection with any repurchase agreement entered into on behalf of such Fund, but subject to Paragraph 28(m) hereof, only on receipt of payment therefor; and pay out monies of such Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

            (h) otherwise transfer, exchange or deliver securities in accordance with Oral or Written Instructions specifying the purpose of such transfer, including without limitation, loans of securities, short sales, or reverse repurchase agreements, and subject to Paragraph 7(a) hereof.

      12. Segregated Accounts. Custodian shall upon receipt of Written or Oral Instructions establish and maintain a segregated account or accounts on its records for and on behalf of any Fund, into which account or accounts shall be credited, but only pursuant to an Officer's Certificate or Written Instructions specifying the particular securities and/or amount of cash, cash and/or securities, including securities in the Book-Entry System (i) for the purposes of compliance by the Funds and the Company with the procedures required by a securities or option exchange, (ii) for the purpose of compliance by the Funds and the Company with the 1940 Act and Release No. 10666 or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies, and (iii) for other proper corporate purposes.

      13.   Dividends and Distributions.

            (a) The Company shall furnish Custodian with appropriate evidence of action by the Company's Board of Directors declaring and authorizing the payment of any dividends and distributions. Upon receipt by Custodian of an Officer's Certificate with respect to dividends and distributions declared by the Company's Board of Directors and payable to shareholders of any Fund who are entitled to receive cash for fractional shares and those who have elected in the proper manner to receive their distributions on dividends in cash, and in conformance with procedures mutually agreed upon by Custodian and the Company, and the Company's administrator or transfer agent, Custodian shall pay to the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount indicated in said Officer's Certificate as payable by the Fund to such shareholders for distribution in cash by the transfer agent to such shareholders.

            (b) Custodian may enter into separate custodial agreements with various futures commission merchants ("FCMs") that the Company uses (each an "FCM Agreement"), pursuant to which the Funds' margin deposits in any transactions involving futures contracts and options on futures contracts will be held by Custodian in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between the FCM and the Company ("FCM Contract"), SEC rules governing such segregated accounts, Commodity Futures Trading Commission ("CFTC") rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into by Custodian upon receipt by Custodian of Written Instructions from the Company which state that (i) an FCM Contract has been entered into; (ii) the Company is in compliance with all the rules and regulations of the CFTC; and (iii) the FCM Agreement is acceptable to the Company. Transfers of initial margin shall be made into an FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to Oral Instructions. Transfers of funds from an FCM Account to the FCM for which Custodian holds such an account may only occur in accordance with the terms of the FCM Agreement.

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      14. Purchase of Securities. Promptly after each purchase of securities by the Company on behalf of any Fund, the Company shall deliver to Custodian Oral or Written Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, (b) the number of shares of the principal amount purchased and accrued interest, if any, (c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made and (g) the Fund for which the purchase was made. Custodian shall upon receipt of securities purchased by or for the Company pay out of the monies held for the account of the Company the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.

      15. Sales of Securities. Promptly after each sale of securities by the Funds or the Company shall deliver to Custodian Oral or Written Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the dates of sale, (d) the sale price per unit,
(e) the total amount payable to the Company upon such sale, (f) the name of the broker through whom or the person to whom the sale was made and (g) the Fund for which the sale was made. Custodian shall, subject to Paragraph 28(m) hereof, deliver the securities against payment of the total amount payable to the Company upon such sale, provided that the same conforms to the total amount payable as set forth in such Oral and Written Instructions.

      16. Records. The books and records pertaining to the Funds and the Company which are in the possession of Custodian shall be the property of the Company. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The SEC, the Company, or the Company's authorized representatives, shall have access to such books and records at all times during Custodian's normal business hours. Upon the reasonable request of the Company, copies of any such books and records shall be provided by Custodian to the Company or the Company's authorized representative, and the Company shall reimburse Custodian reasonable expenses for providing such copies. Upon reasonable request of the Company, Custodian shall provide in hard copy, tape or on micro-film, or such other medium as agreed to among the Company and Custodian, and any books and records maintained by Custodian.

      17.   Reports.

            (a) Custodian shall furnish the Company the following reports:

                  (i) such periodic and special reports as the Company may reasonably request from time to time;

                  (ii) a monthly statement summarizing all transactions and entries for the account of each Fund;

                  (iii) a monthly report of portfolio securities belonging to each Fund showing the adjusted average cost of each issue and market value at the end of such month;

                  (iv) a monthly report of the cash account of each Fund showing disbursements;

                  (v) the reports to be furnished to the Company pursuant to Rule 17f-4 under the 1940 Act; and

                  (vi) such other information as may be agreed upon from time to time between the Company and Custodian.

            (b) Subject to Paragraphs 5 and 27(g) hereof, Custodian shall transmit promptly to the Company any proxy statement, proxy materials, notice of a call or conversion or similar communications actually received by Custodian as custodian of the Property.

            (c) Custodian shall report as the market value at the end of each month the last closing bid, offer or sale price to the extent, and as the same, is furnished to Custodian by a pricing or similar service utilized or subscribed to by Custodian. Custodian shall not be responsible for, have any liability with respect to, or be under any duty to inquire into, nor deemed to make any assurances with respect to, the accuracy or completeness of such information, even if The Bank of New York in performing services for others, including services similar to those performed hereunder, receives different valuations of the same or different securities of the same issuer.

      18. Cooperation with Accountants. Custodian shall cooperate with the Company's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement, to assure that the necessary information is made available to such accountants.

      19. Confidentiality. Custodian agrees on behalf of itself and its employees to treat all record and other information relative to the Company, its prior, present or potential shareholders, its service providers and its prior, present or potential customers, as confidential information, and to protect and safeguard the same to the extent required by applicable law, provided, however, that Custodian may make such disclosure as required by applicable law, regulation, court order, decrees or legal process and upon receipt of any of the foregoing requiring such disclosure, Custodian's only obligation shall be to notify the Company thereof. Custodian further agrees not to otherwise use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company.

      20. Equipment Failures. In the event of equipment failures beyond Custodian's control, Custodian shall take reasonable steps to minimize service interruptions but shall not have any further liability with respect thereto. Notwithstanding the foregoing, Custodian shall maintain sufficient back up electronic data processing equipment to enable Custodian to fulfill its obligations under this Agreement consistent with standard industry practices.

      21.   Right to Receive Advice.

            (a) Advice of Fund. If Custodian shall be in doubt as to any action to be taken or omitted by it, either may request, and shall receive, from the Company clarification or advice, including Oral or Written Instructions.

            (b) Advice of Counsel. If Custodian shall be in doubt as to any question of law involved in any action to be taken or omitted by Custodian, it may request at its option advice from its own counsel, at its own expense, or advice from the Company's counsel.

            (c) Conflicting Advice. In case of conflict between directions, advice or Oral or Written Instructions received by Custodian pursuant to subparagraph (a) of this paragraph and advice received by Custodian pursuant to subparagraph (b) of this paragraph, Custodian shall be entitled to rely on and follow the advice received pursuant to subparagraph (b) alone.

            (d) Protection of Custodian. Custodian shall be protected in any action or inaction which it takes or omits to take in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraphs (a) or (b) of this section which it, after receipt of any such directions, advice or Oral or Written Instructions, in good faith reasonably believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. Nothing in this Paragraph 21 shall be construed as imposing upon Custodian any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms or another provision of this Agreement, the same is a condition to Custodian's properly taking or omitting to take such action. Nothing in this Paragraph 21(d) shall excuse Custodian when an action or omission on the part of Custodian constitutes willful misfeasance or bad faith, or negligence or reckless disregard by Custodian of its duties under this Agreement.

      22. Compliance with Governmental Rules and Regulations. Custodian undertakes to comply with the laws, rules and regulations of governmental authorities having jurisdiction over Custodian and its express duties hereunder.

      23. Compensation. As compensation for the services rendered by Custodian during the term of this Agreement, the Company shall pay to Custodian, in addition to reimbursement of its out-of-pocket expenses, such compensation as may be agreed upon from time to time in writing by the Company and Custodian as set forth in Schedule III.

      24. Indemnification. The Company agrees to indemnify Custodian against, and hold harmless from all taxes, charges, expenses (including reasonable fees and expenses of counsel), assessments, claims, losses, demands and liabilities whatsoever (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act and the 1940 Act, and any state and foreign securities laws, all as currently in effect or as may be amended from time to time) and expenses, including without limitation, reasonable attorney's fees and disbursements, howsoever arising or incurred because of or in connection with this Agreement, except for such liability, claim, loss, demand, charge, expense, tax or assessment arising out of Custodian's, or such nominees', willful misconduct or negligence or reckless disregard of its duties under this Agreement. For the purposes of this Agreement, including, without limitation, for purposes of Paragraphs 24 and 28, neither Custodian's acceptance of Instructions in accordance with Paragraph 26A nor Custodian's use of Foreign Sub-Custodians pursuant to agreements that do not permit actual examination by independent public accountants, nor the denial of examination by any Foreign Sub-Custodian as defined in Paragraph 27, shall, in and of itself, constitute, or be deemed to constitute, a breach by Custodian of this Agreement or negligence, willful misconduct, or reckless disregard of its duties by Custodian, provided the relevant agreement between Custodian and a Foreign Sub-Custodian satisfies the requirements of Rule 17f-5.

      25.   Overdrafts or Indebtedness.

            (a) Custodian shall advance funds under this Agreement with respect to any Fund which results in an overdraft because the moneys held by Custodian in the separate account for such Fund shall be insufficient to pay the total amount payable upon a purchase of securities by such Fund, as set forth in an Officer's Certificate or Oral or Written Instructions, or which results in an overdraft in the separate account of such Fund for some other reason, or if the Company is for any other reason indebted to Custodian, including any indebtedness to The Bank of New York under the Company's Cash Management and Related Services Agreement, (except a borrowing for investment or for temporary or emergency purposes using securities as collateral pursuant to a separate agreement and subject to the provisions of Paragraph 25(b) hereof), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Company for such Fund payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the overdraft rate specified in Schedule IV to this Agreement. In addition, the Company hereby agrees that Custodian shall have a continuing lien, security entitlement and security interest in and to any property at any time held by it for the benefit of such Fund or in which the Fund may have an interest which is then in Custodian's possession or control or in possession or control of any third party acting on Custodian's behalf. The Company authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Fund's credit on Custodian's books. In addition, the Company hereby covenants that on each Business Day on which either it intends to enter a Reverse Repurchase Agreement and/or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Company had outstanding a Reverse Repurchase Agreement or such a borrowing, it shall prior to 1:00 p.m., New York City time, advise Custodian, in writing, of each such borrowing, shall specify the Fund to which the same relates, and shall not incur any indebtedness not so specified other than from Custodian.

            (b) The Company will cause to be delivered to Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, Custodian) from which it borrows money for investment or for temporary or emergency purposes using securities held by Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by such bank setting forth the amount which such bank will loan to the Company against delivery of a stated amount of collateral. The Company shall promptly deliver to Custodian Written Instruction specifying with respect to each such borrowing:
(a) the Fund to which such borrowing relates; (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Fund on the borrowing date, (g) the market value of securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the 1940 Act and the Fund's prospectus. Custodian shall deliver on the borrowing date specified in Written Instructions the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in such Written Instructions. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such securities as additional collateral as may be specified in Written Instructions to collateralize further any transaction described in this Paragraph 25(b). The Company shall cause all securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Company fails to specify in Written Instructions the Fund, the name of the issuer, the title and number of shares or the principal amount of any particular securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any securities.

      26A.  Instructions

            (a) It is understood and agreed that Custodian may, from time to time, provide software to the Company for purposes of enabling a Fund to transmit Instructions to Custodian (the "Software"). Such Software has been designed to include password protection or other features to restrict the use of the Software to Authorized Persons; provided, however, that the Custodian makes no warranty or representations of any kind with respect to such protections or features, express or implied, including, but not limited to, any implied warranties of merchantability or fitness for a particular purpose. The Company and the Custodian shall use commercially reasonable efforts to develop other mechanisms (i) to enable the Company to restrict the use of the Software to Authorized Persons, (ii) to identify transmissions from a terminal other than an authorized terminal, and (iii) for the prompt and accurate transmission of Instructions by Authorized Persons to Custodian. It is further understood and agreed that Custodian may provide specialized hardware or other equipment to enable the Company and the Funds to utilize the Software. With respect to any such Software, Custodian grants to the Company and its service providers a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions to, and receiving communications from, Custodian in connection with its account(s). The Company and its service providers agree not to sell, reproduce, lease or otherwise provide, directly or indirectly, the Software or any portion thereof to any third party without the prior written consent of Custodian. At no time shall the Company be obligated to use the Software to transmit Instructions to Custodian.

            (b) The Company shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and transmit Instructions to Custodian; provided, however, that the parties acknowledge and agree that if any specialized equipment is necessary to enable the Company to utilize the Software, Custodian shall, at its own expense, provide and maintain such equipment.

            (c) The Company acknowledges that the Software, all data bases made available to the Company by utilizing the Software (other than data bases relating solely to the assets of the Funds and transactions with respect thereto), and any proprietary data, processes, information and documentation (other than those which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian. The Company shall keep the Information confidential by using the same care and discretion that the Company uses with respect to its own confidential property and trade secrets and shall neither make nor permit any disclosure without the prior written consent of Custodian. Upon termination of this Agreement or the Software license granted hereunder for any reason, the Company shall return to Custodian all copies of the Information which are in its possession or under its control or which the Company distributed to third parties.

            (d) Custodian reserves the right to modify the Software from time to time upon reasonable prior notice and the Company shall, if it desires in its sole discretion to continue to use the Software, install new releases of the Software as Custodian may direct. The Company agrees not to modify or attempt to modify the Software without Custodian's prior written consent. The Company acknowledges that any modifications to the Software, whether by the Company or Custodian and whether with or without Custodian's consent, shall become the property of Custodian.

            (e) Where the method for transmitting Instructions by the Company involves an automatic systems acknowledgment to the Company by Custodian of its receipt of such Instructions, including any transmission of Instructions using the Software, then (i) if an acknowledgment is not actually received by the Company, Custodian shall not be deemed to have received any such Instructions, and (ii) if an acknowledgment is actually received by the Company, the Custodian shall be deemed to have received such Instructions and shall be responsible for any error, omission, interruption or delay in connection with the transmission of such Instructions; provided, however, that the Company shall promptly review all acknowledgments actually received and notify the Custodian in the event of any apparent discrepancy.

            (f) (i) The Company agrees that where it delivers to Custodian Instructions hereunder using the Software, it shall be the Company's sole responsibility to ensure that only persons duly authorized by the Company and the correct number of such persons transmit such Instructions to Custodian and the Company will cause all such persons to treat applicable use and authorization codes, passwords and authentication keys with extreme care, and authorizes Custodian to act in accordance with and rely upon Instructions received by it pursuant hereto using the Software.

            (ii) The Company hereby represents, acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to Custodian and that there may be more secure methods of transmitting Instructions to Custodian than the method(s) selected by the Company.

            (iii) With respect to all Oral Instructions and all Written Instructions other than Instructions delivered to Custodian using the Software provided by Custodian, Custodian shall exercise all commercially reasonable efforts to form a reasonable belief that each such instruction has been given by an Authorized Person and, where required, signed by an appropriate number of Authorized Person(s).

            (g) The Company shall notify Custodian of any errors, omissions or interruptions in, or delay or unavailability of, its ability to send Instructions using the Software provided by Custodian as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. Custodian shall, as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care and
(iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day, advise the Company whenever Custodian learns or reasonably should have learned, of any errors, omissions or interruption in, or delay or unavailability of, the Company's ability to send Instructions using the Software provided by Custodian.

      26B.  FX Transactions

            (a) Whenever a Fund shall enter into an FX Transaction, the Fund shall promptly deliver to Custodian a Certificate or Oral Instructions specifying with respect to such FX Transaction: (a) the Series to which such FX Transaction is specifically allocated; (b) the type and amount of Currency to be purchased by the Fund; (c) the type and amount of Currency to be sold by the Fund; (d) the date on which the Currency to be purchased is to be delivered; (e) the date on which the Currency to be sold is to be delivered; and (f) the name of the person from whom or through whom such Currencies are to be purchased and sold. Unless otherwise instructed by a Certificate or Oral Instructions, Custodian shall deliver, or shall instruct a Foreign Sub-Custodian to deliver, the Currency to be sold on the date on which such delivery is to be made, as set forth in the Certificate, and shall receive, or instruct a Foreign Sub-Custodian to receive, the Currency to be purchased on the date as set forth in the Certificate.

            (b) Where the Currency to be sold is to be delivered on the same day as the Currency to be purchased, as specified in the Certificate or Oral Instructions, Custodian or a Foreign Sub-Custodian may arrange for such deliveries and receipts to be made in accordance with the customs prevailing from time to time among brokers or dealers in Currencies, and such receipt and delivery may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with such receipts and deliveries, which responsibility and liability shall continue until the Currency to be received by the Fund has been received in full.

            (c) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian, any office, branch or subsidiary of The Bank of New York, or any Foreign Sub-Custodian (as defined below) acting as principal or otherwise through customary banking channels. The Fund may issue a standing Certificate with respect to foreign exchange transactions but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in securities or holding Currency. Without limiting the foregoing, the Fund shall bear the risks that rules or procedures imposed by a Foreign Sub-Custodian or foreign depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Fund of Securities or any cash held outside the Fund's jurisdiction or denominated in Currency other than its home jurisdiction or the conversion of cash from one Currency into another Currency. Custodian shall not be obligated to substitute another Currency for a Currency (including a Currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Custodian nor any Foreign Sub-Custodian shall be liable to the Fund for any loss resulting from any of the foregoing events.

      27. Duties of Custodian with Respect to Property of any Fund Held Outside of the United States.

            (a) Custodian is authorized and instructed to employ, as sub-custodian for each Fund's foreign securities and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies selected from time to time by Custodian as the Foreign Custody Manager appointed by the Company's Board of Directors ("Foreign Sub-Custodians") to carry out their respective responsibilities in accordance with the terms of the sub-custodian agreement between each such Foreign Sub-Custodian and Custodian (each such agreement, a "Foreign Sub-Custodian Agreement"). Upon receipt of an Officer's Certificate, the Company may designate any additional foreign sub-custodian with which Custodian has an agreement for such entity to act as Custodian's agent, as its sub-custodian and any such additional foreign sub-custodian shall be deemed a Foreign Sub-Custodian hereunder. Upon receipt of an Officer's Certificate, Custodian shall cease using any one or more Foreign Sub-Custodians for the Fund's assets.

            (b) Each Foreign Sub-Custodian Agreement shall be substantially in the form delivered to the Company herewith and will not be amended in a way that materially adversely affects the Company without the Company's prior written consent.

            (c) Custodian shall identify on its books as belonging to each Fund the Foreign Securities of such Fund held by each Foreign Sub-Custodian. At the election of the Company, it shall be entitled to be subrogated to any claims by the Company or any Fund against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by the Company or any Fund if and to the extent that the Company or such Fund has been made whole by Custodian for any such loss, damage, cost, expense, liability or claim.

            (d) Upon request of the Company, Custodian will, consistent with the terms of the applicable Foreign Sub-Custodian Agreement, use reasonable efforts to arrange for the independent accountants of the Company to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with Custodian on behalf of the Company.

            (e) Custodian will supply to the Company from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Fund held by Foreign Sub-Custodians, including but not limited to, an identification of entities having possession of each Fund's Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign Sub-Custodian for Custodian on behalf of the Fund.

            (f) Custodian agrees that it will use reasonable care in monitoring compliance by each Foreign Sub-Custodian with the terms of the relevant Foreign Sub-Custodian Agreement and that if it learns of any breach of such Foreign Sub-Custodian Agreement believed by Custodian to have a material adverse effect on the Company or any Fund it will promptly notify the Company in writing of such breach. Custodian also agrees to use reasonable and diligent efforts to enforce its rights under the relevant Foreign Sub-Custodian Agreement.

            (g) Custodian shall transmit promptly to the Company all notices, reports or other written information received pertaining to the Company's Foreign Securities, including without limitation, notices of corporate action, proxies and proxy solicitation materials.

            (h) Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of the Company or any Fund and delivery of securities maintained for the account of the Company or any Fund may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

            (i) With respect to any losses or damages arising out of or relating to any actions or omissions of any Foreign Sub-Custodian, the sole responsibility and liability of Custodian shall be to take all appropriate and reasonable action at the Company's expense to recover such loss or damage from the Foreign Sub-Custodian. It is expressly understood and agreed that Custodian's sole responsibility and liability shall be limited to amounts so recovered from the Foreign Sub-Custodian.

      28.   Concerning Custodian.

            (a) (i) Custodian shall exercise care and diligence and act in good faith and use all commercially reasonable efforts in the performance of its duties hereunder. Custodian shall be responsible to the Company for its own failure, or the failure of any sub-custodian that it shall appoint (other than a foreign sub-custodian referred to in Paragraph 27 or a sub-custodian appointed by Custodian at the specific direction of the Company) or that of its employees or agents, to perform its duties, obligations or responsibilities in accordance with this Agreement, but only to the extent that such failure results from acts or omissions that constitute willful misfeasance, bad faith or negligence on the part of Custodian, or on the part of its employees or agents, or reckless disregard of such duties, obligations and responsibilities.

                  (ii) Without limiting the generality of the foregoing or any other provision of this Agreement, in no event shall Custodian be liable to the Fund or any third party nor, except as otherwise provided in this subparagraph for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. Custodian may, with respect to questions of law arising under any FCM Agreement, apply for and obtain the advice and opinion of counsel to the Company at the expense of the Company, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. Custodian shall be liable to the Company for any loss or damage resulting from the use of the Book-Entry System or any Securities Depository arising by reason of any negligence or willful misconduct on the part of Custodian or any of its employees or agents.

                  (iii) Custodian's liability pursuant to the last sentence of subparagraph (a)(i) shall include, but not be limited to, reimbursing the Company for court-ordered damage awards, fines, penalties, and judicially-approved settlements (and attorney's fees and disbursements relating thereto) arising out of or in connection with the conduct giving rise to such liability.

                  (iv) If the Company receives notice of the commencement of any action, suit, or proceeding (an "Action"), or notice that any Action may be commenced, for which Custodian may be liable to the Company pursuant to this Paragraph 28, the Company shall give notice to Custodian of the commencement of the Action or of the possibility that an Action will be commenced. Any omission to notify Custodian will not relieve Custodian from any liability which it may have under this Paragraph, except to the extent the failure to notify Custodian prejudices the rights of Custodian. Custodian will be entitled at its sole expense and liability, to exercise full control of the defense, compromise or settlement of any such Action, provided that Custodian (1) notifies the Company in writing of Custodian's intention to assume such defense; and (2) retains legal counsel reasonably satisfactory to the Company to conduct the defense of such Action. If Custodian advises the Company that it does not wish to exercise full control of any defense, compromise or settlement of any Action, Custodian shall be responsible for the fees and expenses of counsel selected by the Company, in addition to any other amounts for which Custodian may be liable pursuant to this Paragraph 28. The other person will cooperate with the person assuming the defense, compromise or settlement of any Action in accordance with this Paragraph in any manner that such person reasonably may request. If Custodian so assumes the defense of any such Action, the Company will have the right to employ a separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Company unless (a) Custodian has agreed to pay such fees and expenses, (b) any relief other than the payment of money damages is sought against the Company, or (c) the Company has been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to Custodian and that a conflict of interest therefore exists, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters for which Custodian is liable pursuant to this Paragraph will be paid by Custodian. The Company will not settle or compromise any such Action for which Custodian is liable pursuant to this Paragraph without the prior written consent of Custodian, unless Custodian has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Paragraph. Custodian will not settle or compromise any such Action in which any relief other than the payment of money damages is sought against the Company without the consent of the Company, such consent not to be unreasonably withheld. In the event that Custodian intends to settle or compromise any Action in which solely money damages are sought, Custodian shall give the Company fifteen (15) business days prior written notice.

            (b) Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

                  (i) the validity of the issue of any securities purchased, sold, or written by or for the Company or any Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

                  (ii) the legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

                  (iii) the legality of the declaration or payment of any dividend by the Company;

                  (iv) the legality of any borrowing by the Company using securities as collateral;

                  (v) the legality of any loan of portfolio securities, or under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio securities is adequate collateral for or against any loss Custodian, the Company or any Fund might sustain as a result of such loan. Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Company or any Fund that the amount of such cash collateral held by Custodian for the Company is sufficient collateral for the Company, but such duty or obligation shall be the sole responsibility of the Company. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio securities are lent makes payment to it of any dividends or interest which are payable to or for the account of the Company during the period of such loan or at the termination of such loan, provided, however, that Custodian shall promptly notify the Company in the event that such dividends or interest are not paid and received when due; or

                  (vi) the sufficiency or value of any amounts of money and/or securities held in any segregated account described in Paragraph 12(a) hereof in connection with transactions by the Funds, or whether such segregated account provides the compliance intended to be achieved. In addition, Custodian shall not be under any duty or obligation to see that any broker, dealer, FCM or Clearing Member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, FCM or Clearing Member, to see that any payment received by Custodian from any broker, dealer, FCM or Clearing Member is the amount the Company is entitled to receive, or to notify the Company or a Fund of Custodian's receipt or non-receipt of any such payment.

            (c) Custodian shall not be liable for, or considered to be sub-custodian or custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by Custodian on behalf of the Company until Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or a Securities Depository.

            (d) Custodian shall not have any responsibility or be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to securities held in a Securities Depository, unless Custodian shall have actually received timely notice from such Securities Depository. In no event shall Custodian have any responsibility or liability for the failure of any Securities Depository to collect, or for the late collection or late crediting by a Securities Depository of any amount payable upon securities deposited in a Securities Depository which may mature or be redeemed, retired, called or otherwise become payable. Upon receipt of Written Instructions from the Company of an overdue amount on securities held in a Securities Depository Custodian shall make a claim against a Securities Depository on behalf of the Company, except that Custodian shall not be under any obligation to appear in, prosecute or defend any action suit or proceeding in respect to any securities held by a Securities Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

            (e) Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Company from a transfer agent of the Company nor to take any action to effect payment or distribution by the transfer agent of the Company of any amount paid by Custodian to the transfer agent of the Company in accordance with this Agreement.

            (f) Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its reasonable satisfaction of reimbursement of its costs and expenses in connection with any such action.

            (g) Custodian may in addition to the employment of Foreign Sub-Custodians pursuant to Paragraphs 7 and 27, hereof appoint one or more banking institutions as Depository or Depositories, as a sub-custodian or as sub-custodians, or as a co-custodian or as co-custodians, including, but not limited to, banking institutions located in foreign countries, of securities and moneys at any time owned by the Fund, upon such terms and conditions as may be approved in an Officer's Certificate or contained in an agreement executed by Custodian and the Company and the appointed institution.

            (h) Custodian shall not be under any duty or obligation (i) to ascertain whether any securities at any time delivered to, or held by it or by any Foreign Sub-Custodian, for the account of the Company and specifically allocated to a Fund are such as properly may be held by the Company or such Fund under the provisions of its Prospectus, or (ii) to ascertain whether any transactions by the Fund, whether or not involving Custodian, are such transactions as may properly be engaged in by the Fund.

            (i) Custodian shall charge its compensation and any expenses with respect to the Funds of the Company incurred by Custodian in the performance of its duties under this Agreement only against the money of the Fund or Funds of the Company from which such compensation or expenses is actually due and payable, and under no circumstances shall any compensation or expenses due to Custodian be considered to be a joint, or joint and several, obligation of the Funds of the Company. To the extent that Custodian is entitled to recover from the Company any loss, damage, liability or expense (including counsel fees) under this Agreement, Custodian shall charge the amount due in respect of such loss, damage, liability or expense (including counsel fees) only against the money held by it for the Fund or Funds of the Company that is/are identified by the Company in an Officer's Certificate, unless and until the Company instructs Custodian by an Officer's Certificate to charge against money held by it for the account of a Fund such Fund's pro rata share (based on such Fund's net asset value at the time of the charge in proportion to the aggregate net asset value of all Funds at that time) of the amount of such loss, damage, liability or expense (including counsel fees).

            (j) Custodian shall be entitled to rely upon any Officer's Certificate, Written Instructions, notice or other instrument in writing received by Custodian and reasonably believed by Custodian to be an Officer's Certificate or Written Instructions. Custodian shall be entitled to rely upon any Oral Instructions actually received by Custodian. The Company agrees to forward to Custodian Written Instructions confirming such Oral Instructions in such manner so that such Written Instructions are received by Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are received by Custodian. The Company agrees that the fact that such confirming instructions are not received, or that contrary instructions are received, by Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Company. The Company agrees that Custodian shall not incur any liability to the Company in acting upon Oral Instructions given to Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

            (k) Custodian shall be entitled to rely upon any instrument, instruction or notice received by it and reasonably believed by it to be given in accordance with the terms and conditions of any FCM Agreement. Without limiting the generality of the foregoing, Custodian shall not be under any duty to inquire into, and Custodian shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or clearing member.

            (l) Custodian shall provide the Company with any report obtained by Custodian on the system of internal accounting control of the Book-Entry System, any Securities Depository utilized hereunder the Depository or the Options Clearing Corporation, and with such reports on its own systems of internal accounting control as the Company may reasonably request from time to time.

            (m) Subject to the foregoing provisions of this Agreement, including, without limitation, those contained in Paragraph 27 hereof, Custodian may deliver and receive securities, and receipts with respect to such securities, and arrange for payments to be made and received by Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such securities. When Custodian is instructed to deliver securities against payment, delivery of such securities and receipt of payment therefor may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with Custodian's delivery of securities pursuant to proper instructions of the Fund, which responsibility and liability shall continue until final payment in full has been received by Custodian.

            (n) Custodian shall not have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian.

      29. Termination. Any of the parties hereto may terminate this Agreement by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall on that date deliver directly to the Company or a successor custodian designated by the Company all securities and moneys then owned by the Company and held by Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled; provided, however, that transaction fees and expenses payable by the Company in connection with a deconversion to a successor custodian shall be limited to Custodian's actual direct cost.

      30. Notices. All notices and other communications (collectively referred to as "Notice" or "Notices" in this paragraph) hereunder shall be in writing or by confirm in telegram, cable, telex, or facsimile sending device. Notices shall be addressed (a) if to Custodian, at Custodian's address, 90 Washington Street, (22nd Floor), New York, New York 10286, Attention: Frank Ajosa; (b) if to the Company, at the address of the Company, 111 Center Street, Little Rock, Arkansas 72201, Attention: Richard H. Blank, Jr., Secretary; or (c) if to none of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. Notice shall be deemed to have been given when actually received by the other party. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

      31. Further Actions. Each party agrees to perform such further acts and execute such further documents as it deems necessary to effectuate the purposes hereof.

      32. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

      33.   Miscellaneous.

            (a) The Company agrees that Custodian may be a counterparty in any purchase or sale of foreign currency by or for the Company on a spot or forward basis, and on any option to buy or sell foreign currency.

            (b) This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      34. Release. The names "Nations Funds" and "Directors of Nations Funds" refer respectively to the Company created and the Directors, as Directors but not individually or personally, acting from time to time under the Articles of Incorporation of the Company dated December 13, 1983, which is hereby referred to and a copy of which is on file at the office of the State Secretary of The State of Maryland and at the principal office of the Company. The obligations of "Nations Funds" entered into in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, Shareholders, or representatives of the Company personally, but bind only the Company Property, and all persons dealing with any class of Shares of the Company Property, and all persons dealing with any class of Shares of the Company must look solely to the Company Property belonging to such class for the enforcement of any claims against the Company.

      35. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                                  THE BANK OF NEW YORK




                                                  By:  /s/ Stephen E. Grunston
                                                       -----------------------
                                                       Stephen E. Grunston
                                                         Vice-President


                                                  NATIONS FUND, INC.

                                                  By:  /s/ Richard H. Blank, Jr.
                                                       -------------------------
                                                       Richard H. Blank, Jr.
                                                       Secretary

                                    SCHEDULE I

      The Custody Agreement among Nations Fund, Inc. and Custodian applies to the following funds of the Company:



                                Nations Prime Fund
                              Nations Treasury Fund
                            Nations Equity Income Fund
                        Nations Small Company Growth Fund
                        Nations Government Securities Fund
                        Nations U.S. Government Bond Fund
                        Nations International Equity Fund
                        Nations International Growth Fund
                         Nations International Value Fund

                                   SCHEDULE II


                                   PUBLICATIONS


      I, Ira Rosner, a Vice President with THE BANK OF NEW YORK do hereby designate the following publications:


                                  The Bond Buyer
                         Depository Trust Company Notices
                           Financial Daily Card Service
                         JJ Kenney Municipal Bond Service
                              London Financial Times
                                  New York Times
                       Standard & Poor's Called Bond Record
                               Wall Street Journal

                                   SCHEDULE III


                                   COMPENSATION


                         Domestic Custodian Fee Schedule
                                       For
                                Nations Fund Inc.
                                Money Market Funds


Safekeeping/Income Collection/Reporting DTC-ID
Affirmation All Systems Development and Usage Charges

   1/2 of one basis point per annum on the aggregate net assets of all Nations' Money Market Funds.

Security Transaction Charges

   $   7    DTC/FRB/PTC
   $  15    Physicals
   $  40    Euro C/D's

Other Charges

   $  5     Bank official checks
   $  2     Money transfers in/out of the Fund's
            custodian account not related to
            securities transactions.


Earnings Credits on Balances/Interest on Overdrafts

Earnings credits are provided to each Fund on 80% of the daily balance in the domestic custodian account computed at the 90-day T-bill rate on the day of the balance.

Overdrafts, excluding bank errors, will cause a reduction of earnings credits daily, computed at 1% above the average Federal Funds rate on the day of the overdraft.

Credits and debits will be accumulated daily and offset monthly against the Bank's domestic custodian fees. To the extent a net debit is accumulated, each Fund will be billed for the expense. To the extent a net earnings credit is generated, such excess earnings credit can be carried forward to the next succeeding month. However, no earnings credit will be carried forward after year-end.

Out-of-Pocket Expenses

None.


Billing Cycle

The above fees are billed monthly.



Nations Fund Inc.                     The Bank of New York

Approved by: /s/ Richard H. Blank, Jr.   Approved by: /s/ Stephen E. Grunston
             -------------------------                -----------------------

      Title: Secretary                      Title: Vice President
             -------------------------             --------------------------

       Date: 10/20/98                        Date: 10/19/98
             -------------------------             --------------------------

                         Domestic Custodian Fee Schedule
                                       For
                                Nations Fund Inc.
                              Non-Money Market Funds



Safekeeping/Income Collection/Reporting/DTC-ID Affirmation
All Systems Development and Usage Charges

   3/4ths of one basis point per annum on the aggregate net assets of all Nations' Non-Money Market
            Funds up to $10 billion.

   1/2      of a basis point on the excess.

Security Transaction Charges/Paydowns

   $  5     Paydowns
   $  7     DTC/FRB/PTC
   $ 15     Physicals, options, and futures
   $ 40     Euro C/D's

Other Charges

   $  5     Bank official checks
   $  2     Money transfer in/out of the Fund's
            custodian account not related to
            securities transactions.

Earnings Credits on Balances/Interest on Overdrafts

Earnings credits are provided to each Fund on 80% of the daily balance in the domestic custodian account computed at the 90-day T-bill rate on the day of the balance.

Overdrafts, excluding bank errors, will cause a reduction of earnings credits daily, computed at 1% above the average Federal Funds rate on the day of the overdraft.

Credits and debits will be accumulated daily and offset monthly against the Bank's domestic custodian fees. To the extent a net debit is accumulated, each Fund will be billed for the expense. To the extent a net earnings credit is generated, such excess earnings credit can be carried forward to the next succeeding month. However, no earnings credit will be carried forward after year-end.



Out-of-Pocket Expenses

None.


Billing Cycle

The above fees are billed monthly.





Nations Fund Inc.                     The Bank of New York

Approved by: /s/ Richard H. Blank, Jr.   Approved by: /s/ Stephen E. Grunston
             -------------------------                -----------------------

      Title: Secretary                      Title: Vice President
             -------------------------             --------------------------

       Date: 10/20/98                        Date: 10/19/98
             -------------------------             --------------------------

                           Domestic Custodian Services

Customer Contact


      Portfolio trades are coordinated by a dedicated administrative group reacting to instructions from your authorized persons.

      The group consists of a senior officer in charge, administrators assigned based on activity and complexity and ample backup on hand to ensure responsiveness to your needs.


Safekeeping of Securities


      We are a direct member of all major depositor systems, i.e., Depository Trust Company, Federal Reserve Book Entry, Participants Trust Company, etc.

      Agreements are in place with sub-custodians for book-entry municipal bond programs.

      Arrangements have been completed for numerous multi-party repurchase transactions.

      Vault Operations are constantly monitored via closed-circuit security systems.


Options/Futures


      Issue escrow or depository receipts.

      Collect premiums and effect closing purchase transactions for covered call options.

      Issue guarantee letters for put options.

      Agreements are in place with numerous Futures Commission Merchants (FCMs), to settle transactions and service maintenance margin requirements.

      Segregated accounts are maintained to comply with collateral agreements with contra-brokers.


Income Collection/Paydowns


      Dividends and interest due to the account are pre-posted on the payable date.

      Proceeds from maturing securities are credited on the redemption date.

      Paydowns on GNMA, FNMA, FHLMC, and CMOs are posted on payable date and credited in Federal Funds on the business day after payable date when the factor is available (95% of issues held).

      Securities requiring registration are held in our nominee name to facilitate both sales and income collection.


Reports


      The following reports are provided to allow your staff to monitor portfolio cash and security transactions:

      Daily Custodian Account Journal includes portfolio and cash transactions of the previous business day.

      Cash Balance Projection Report includes all trades reported to us that have not settled through the previous business day. Pending dividends, interest, maturities and called bonds are also listed on this report.

      Daily report of affirmed/unaffirmed trades.

      List of Assets reflects securities and cash held in the custodian account available daily, weekly, monthly, etc.

      Monthly Cash Statement - summary of all Daily Custodian Account Journal activity for the previous month.


Workstation


      Our workstation will afford you the ability to review, edit, enter, and transmit all trade settlement instructions to the Bank for processing. Easily accessed via a PC, using a local telephone number, it increases your flexibility to input and retrieve information while significantly reducing your communication costs. The system is accessible 24 hours a day, 7 days a week.

      Our Cash Management Report is another of our on-line systems capabilities providing real-time settlement data regarding the current day's activity in your account. The activity would include pending and settled trades, income, paydowns and maturity payments as well as cash balances. This information puts effective cash management in your hands.

      Another of our dynamic on-line systems is called Q-TRAK. This on-line module of our system can be used to notify the bank of any inquiries regarding securities related problems. You can use Q-TRAK to route your inquiries directly to your Custody Administrative Team. Q-TRAK allows for prioritization of each inquiry and response, and permits you to monitor progress on each item as it is being researched. Many of the Bank's clients have found Q-TRAK to be an excellent tool in achieving timely resolutions to their questions.

General Servicing


      Prompt notification of corporate actions.

      Corporate literature directly forwarded upon receipt.

      Proxies for securities held in our nominee are executed and forwarded to the Fund for voting.

      Payment of your authorized corporate expenses.

                                   SCHEDULE IV


                                  OVERDRAFT RATE